Exhibit 10.1

MEDYTOX SOLUTIONS, INC.

2013 INCENTIVE COMPENSATION PLAN

FORM OF RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), is made and effective as of this ____ day of ______, ______ (the “Grant Date”), by and between Medytox Solutions, Inc., a Nevada corporation (“Medytox”), and _________________________ (the “Participant”).

W I T N E S S E T H:

WHEREAS, Medytox is desirous of increasing the incentive of the Participant whose contributions are important to the continued success of Medytox;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, Medytox hereby grants the Participant an award pursuant the Medytox Solutions, Inc. 2013 Incentive Compensation Plan (the “Plan”) subject to the terms and conditions below. Capitalized terms not defined herein shall have the meaning ascribed thereto in the Plan.

1.	GRANT OF RESTRICTED STOCK

Pursuant to the provisions of the Plan, the Committee hereby awards to the Participant _______________ shares of Restricted Stock subject to the terms and conditions of the Plan and the terms and conditions set forth herein.

2.	VESTING OF RESTRICTED STOCK AND RESTRICTED PERIOD

a.       Vesting Schedule. Subject to Section 4 hereof, Restricted Stock shall become vested _____________________________ (the "Vesting Date"). There shall be no proportionate or partial vesting in the period between Grant Date and the Vesting Date.

b.      Restricted Period. The restricted period with respect to the Restricted Stock shall commence on the Grant Date and expire once the Restricted Stock vests. Upon termination of the restricted period, the Restricted Stock shall no longer be deemed Restricted Stock for purposes hereof.

3.	TRANSFER AND SHAREHOLDER RIGHTS

a.       Transfer. Participant shall not sell, negotiate, transfer, pledge, hypothecate, assign or otherwise dispose of the Restricted Stock until the applicable restricted period has lapsed.

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b.      Shareholder Rights. Until the expiration of the applicable restricted period, (i) the Restricted Stock shall be treated as outstanding, (ii) unless otherwise provided in the Plan or herein, the Participant holding shares of Restricted Stock may exercise full rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. In the discretion of the Committee, dividends or other distributions with respect to Restricted Stock may be (a) subject to the same restrictions on transferability and for feitability as the shares of Restricted Stock with respect to which they were paid, and (b) placed in escrow until the expiration of applicable restrictions.

4.	TERMINATION OF EMPLOYMENT

Upon the Participant’s termination of employment and other service with the Company for any reason, the unvested portion of the Restricted Stock as of the time of such termination shall be immediately forfeited to Medytox and the Participant shall have no rights whatsoever with respect to such forfeited Restricted Stock.

5.	MISCELLANEOUS

a.       Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance, and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by, and construed in accordance with the laws of the State of Nevada, without application to the principles of conflict of laws.

b.      Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

c.       Withholding. In connection with Restricted Stock, the Participant agrees (a) to pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local, domestic or foreign taxes of any kind required by law to be withheld in connection with Restricted Stock and (b) that the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Participant.

d.      No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

e.       Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. Unless otherwise provided in the Plan or herein, this Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

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f.       No Rights to Continued Employment. Not Compensation for Certain Purposes. Nothing contained herein shall give the Participant the right to be retained in the employment or service of the Company or any of its subsidiaries or affiliates or affect the right of any such employer to terminate the Participant. Any payment or benefit paid to the Participant with respect to this award shall not be considered to be part of the Participant’s salary or compensation and thus, shall not be taken into account for purposes of determining the Participant’s termination indemnity, severance pay, retirement or pension payment, or any other employee benefits, except to the extent required under applicable law.

g.      Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

MEDYTOX SOLUTIONS, INC.:

By:__________________________

Name:________________________

Title:_________________________

PARTICIPANT:

_____________________________

Name:________________________

Address:______________________

                 _____________________

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